As filed with the Securities and Exchange Commission on June 28, 2002

                                                     Registration Nos. 333-66256
                                                                       333-43252
                                                                       333-79447
                                                                       333-69919
                                                                       333-32297
                                                                       333-12913
                                                                    and 33-92436


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENTS
                                      under
                           The Securities Act of 1933
                                   ----------

                       LIGAND PHARMACEUTICALS INCORPORATED
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   77-0160744
                       (IRS Employer Identification No.)

                           10275 Science Center Drive
                           San Diego, California 92121
               (Address of principal executive offices) (Zip Code)
                                   ----------

                            2002 Stock Incentive Plan
                        2002 Employee Stock Purchase Plan
                            (Full title of the Plans)
                                  ------------


                                David E. Robinson
                      President And Chief Executive Officer
                       Ligand Pharmaceuticals Incorporated
             10275 Science Center Drive, San Diego, California 92121
                     (Name and address of agent for service)
                                 (858) 550-7500
          (Telephone number, including area code, of agent for service)
                                   -----------

This Post-Effective Amendment No. 1 to the Registration Statements shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

================================================================================

                                  RE-ALLOCATION

          Between May 1995 and July 2001, Ligand Pharmaceuticals Incorporated (the "Registrant") registered in excess of 6,075,529 shares of Common Stock for issuance under the Registrant's 1992 Stock Option/Stock Issuance Plan (the "1992 Plan") on the following Form S-8 Registration Statements that were filed with the Securities Exchange Commission, Registration Numbers 333-66256, 333-43252, 333-79447, 333-69919, 333-32297, 333-12913 and 33-92436. On May 16, 2002,
6,075,529 of those shares were transferred from the 1992 Plan to the Registrant's 2002 Stock Incentive Plan (the "2002 Plan"), which is the successor plan to the 1992 Plan. Therefore, Registrant is hereby re-allocating 6,075,529 of the previously registered shares under the 1992 Plan to the 2002 Plan, with such re-allocation to be effective immediately upon the filing of this Post-Effective Amendment. Registrant will re-register those 6,075,529 shares under the 2002 Plan on a new Form S-8 Registration Statement. As of May 16, 2002, no further option grants or stock issuances will be made under the 1992 Plan.

          In July 2001, the Registrant registered 60,000 shares of Common Stock for issuance under the Registrant's 1992 Employee Stock Purchase Plan (the "1992 ESPP") on a Form S-8 Registration Statement that was filed with the Securities and Exchange Commission, Registration Number 333-66256. On July 1, 2002, 48,000 of those shares will be transferred from the 1992 ESPP to the Registrant's 2002 Employee Stock Purchase Plan (the "2002 ESPP"), which is the successor plan to the 1992 ESPP. Therefore, Registrant is hereby re-allocating 48,000 of the previously registered shares under the 1992 ESPP to the 2002 ESPP, with such re-allocation to be effective on July 1, 2002. Registrant will re-register those 48,000 shares under the 2002 ESPP on a new Form S-8 Registration Statement. As of July 1, 2002, no further stock issuances will be made under the 1992 ESPP.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to the Form S-8 Registration Statements listed above to the 1992 Plan and the 1992 ESPP, and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in City of San Diego, State of California, on June 28, 2002.


                                      LIGAND PHARMACEUTICALS INCORPORATED



                                      By:/S/David E. Robinson
                                         -------------------------------------
                                         David E. Robinson
                                         President and Chief Executive Officer




          Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                         Title                                                Date

/S/David E. Robinson              President, Chief Executive Officer and Director      June 28, 2002
_____________________________     (Principal Executive Officer)
David E. Robinson

/S/Paul V. Maier                  Senior Vice President and Chief Financial Officer    June 28, 2002
_____________________________     (Principal Financial and Accounting Officer)
Paul V. Maier

/S/Henry F. Blissenbach           Director                                             June 28, 2002
_____________________________
Henry F. Blissenbach

/S/Alexander D. Cross             Director                                             June 28, 2002
_____________________________
Alexander D. Cross

/S/Michael A. Rocca               Director                                             June 28, 2002
_____________________________
Michael A. Rocca

/S/John Groom                     Director                                             June 28, 2002
_____________________________
John Groom

/S/Irving S. Johnson              Director                                             June 28, 2002
_____________________________
Irving S. Johnson

/S/Carl C. Peck                   Director                                             June 28, 2002
_____________________________
Carl C. Peck